As filed with the Securities and Exchange Commission on March 5, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8 — K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2003

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373

(Address, including zip code, of principal executive offices)

(704) 688-4300

(Registrant’s telephone number, including area code)

SIGNATURES
EXHIBIT INDEX
Slide Package prepared for The Wall Street Analyst

Item 7 Financial Statements and Exhibits

      (c)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Slide Package prepared for The Wall Street Analyst Forum to be held on March 5, 2003, discussing financial results, strategic plans, and other business information.

Item 9 Regulation FD Disclosure

      On March 5, 2003, as previously announced, First Charter Corporation will make a presentation at the Wall Street Analyst Forum which will discuss financial results, strategic plans, and other business information. Such presentation will be simultaneously webcast. The slide package prepared for use by First Charter Corporation executives at this presentation were posted to First Charter Corporation’s website and certain slides are also furnished herewith as Exhibit 99.1. The furnishing of the slides is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials they contain include material investor information that is not otherwise publicly available. In addition, all of the information in the presentations is presented as of March 5, 2003, and First Charter Corporation does not assume any obligation to update such information in the future.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

By:	/s/ Robert O. Bratton

Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: March 5, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Package prepared for The Wall Street Analyst Forum to be held on March 5, 2003, discussing financial results, strategic plans, and other business information.